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                                                      Exhibit 23.1

To the Board of Directors of
    Lincoln Heritage Corporation:


      I consent to the use of my reports included herein and to the reference to my firm under the heading "Experts" in the Prospectus.

                                    /s/ Roy L. Butler, CPA
                                    April 20, 1998